EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wm. Wrigley Jr. Company of our reports dated February 11, 2008, with respect to the consolidated financial statements of Wm. Wrigley Jr. Company, and the effectiveness of internal control over financial reporting of Wm. Wrigley Jr. Company, included in the 2007 Annual Report to Stockholders of Wm. Wrigley Jr. Company.

Our audits also included the financial statement schedule of Wm. Wrigley Jr. Company listed in Item 15(a). This schedule is the responsibility of Wm. Wrigley Jr. Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements pertaining to the Wm. Wrigley Jr. Company shelf registration of certain securities of Wm. Wrigley Jr. Company (333-123077 (2005)) on Form S-3, the Wrigley Savings Plan for Wrigley Employees (33-15061 (1987) and 33-43738 (1991)) on Form S-8, the Wm. Wrigley Jr. Company Management Incentive Plan (33-22788 (1988)) on Form S-8, the 1997 Management Incentive Plan (333-48715 (1998)) on Form S-8, and the 2007 Management Incentive Plan (333-133020 (2006)) on Form S-8, respectively, of our reports dated February 11, 2008, with respect to the consolidated financial statements of Wm. Wrigley Jr. Company and the effectiveness of internal control over financial reporting of Wm. Wrigley Jr. Company, incorporated herein by reference and our report included in the preceding paragraph, as to which the date is February 11, 2008, with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Wm. Wrigley Jr. Company for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Ernst & Young LLP

Chicago, Illinois

February 11, 2008